As filed with the Securities and Exchange Commission on January 2, 2015

Registration No. 333-
______________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________________________

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
______________________________________________

Ireland	98-0626632
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland
(Address of Principal Executive Offices, Zip Code)
______________________________________________

Ingersoll-Rand Individual Account Retirement Plan for Bargaining Unit Employees
at the Buffalo, New York Plant
(Full title of the plan)
______________________________________________

Robert L. Katz
Senior Vice President and General Counsel
c/o Ingersoll-Rand Company
800 Beaty-E Street
Davidson, North Carolina 28036
(Name and address of agent for service)

(704) 655-4000
(Telephone number, including area code, of agent for service)
______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Ordinary Shares ($1.00 par value per share)	33,000	$64.68	$2,134,440	$248.02

(1)
Represents the ordinary shares of Ingersoll-Rand Public Limited Company (the “Company”) issuable under the Ingersoll-Rand Individual Account Retirement Plan for Bargaining Unit Employees at the Buffalo, New York Plant (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1993, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional ordinary shares that may be offered or issued pursuant to the Plan in connection with any stock split, stock dividend or similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)
Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(h) and (c) of the Securities Act. The proposed maximum offering price, per share and in the aggregate, is based upon the average of the high and low sales prices of the ordinary shares as reported on the New York Stock Exchange on December 29, 2014.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents of the Company filed with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this Registration Statement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

(b)	The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

(c)
The Company's Current Reports on Form 8-K, filed with the SEC on February 7, 2014, March 26, 2014, March 31, 2014, June 10, 2014, August 18, 2014, October 23, 2014, October 29, 2014 and January 2, 2015; and

(d)
The description of the Company's ordinary shares contained in the Company's Form 8-K12B, filed with the SEC on July 1, 2009, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference in this Registration Statement. Any statement contained herein or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Subject to the provisions of and so far as may be admitted by Irish law, the Company's articles of association provide that every director and the secretary of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court.
The Company will also indemnify any person who was, is or is threatened to be made a party to a Proceeding (as hereinafter defined) by reason of the fact that he or she (a) is or was an “officer” of the Company as such term is defined under the Exchange Act (excluding any director or secretary) or (b) is or was serving at the request of the Company as a director, officer or some other function of any other entity, to the fullest extent permitted under Irish law, as the same exists or may hereafter be amended. Such right shall include the right to be paid by the Company expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under Irish law, as the same exists or may hereafter be amended; provided that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the officer or other covered person is not entitled to be indemnified under this article or otherwise.

Each of the Company and Ingersoll-Rand Company Limited have entered into deed poll indemnities as to each of the Company's directors, secretary and officers and senior executives (as may be determined by the board of directors of the Company from time to time), as well as with individuals serving as director, officer or some other function of the Company's subsidiaries, providing for the indemnification of, and advancement of expenses to, such persons, to the fullest extent permitted by law.
“ Proceeding ,” as used herein, means any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding.
The Company maintains directors and officers liability insurance, as well as other types of insurance, covering certain liabilities that may be incurred by its directors and officers in the performance of their duties.
Item 7. Exemptions from Registration Claimed.
Not applicable.
Item 8.      Exhibits.

Exhibit No.	Document
4.1	Memorandum of Association of Ingersoll-Rand plc, an Irish public limited company (Filed as Exhibit 3.1 to Ingersoll-Rand plc's Form 8-K filed on July 1, 2009).
4.2	Amended and Restated Articles of Association of Ingersoll-Rand plc, an Irish public limited company (Filed as Exhibit 3.1 to Ingersoll-Rand plc's Form 8-K filed on June 10, 2013).
4.3	Certificate of Incorporation of Ingersoll-Rand plc, an Irish public limited company (Filed as Exhibit 3.3 to Ingersoll-Rand plc's Form 8-K filed on July 1, 2009).
4.4	Ingersoll-Rand Individual Account Retirement Plan for Bargaining Unit Employees at the Buffalo, New York Plant.
4.5	Amendment No. 1 to the Ingersoll-Rand Individual Account Retirement Plan for Bargaining Unit Employees at the Buffalo, New York Plant.
4.6	Amendment No. 2 to the Ingersoll-Rand Individual Account Retirement Plan for Bargaining Unit Employees at the Buffalo, New York Plant.
23.1	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (included as part of signature page).

All ordinary shares of the Company held in the Plan trust will be acquired by the Plan trustee in open market transactions. In accordance with Item 8(a) of Form S-8, no opinion of counsel as to the legality of the securities has been provided as no original issuance or treasury shares have been, or are presently intended to be, issued by the Company under the Plan. The Company intends to file a post-effective amendment with an opinion of counsel regarding the legality of the ordinary shares that may be issued to the Plan by the Company in the event the Company elects to issue ordinary shares to the Plan in the future.

The Company hereby undertakes that it has submitted the Plan and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however , that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davidson, State of North Carolina, on the 31st day of December, 2014.

Ingersoll-Rand Public Limited Company

By: /s/ Michael W. Lamach
(Michael W. Lamach)
Chairman and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby appoints Michael W. Lamach, Susan K. Carter and Robert L. Katz, and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, in connection with the registration under the Securities Act of 1933, of securities of the registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.
******
Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 31st day of December, 2014.

Signature	Title

/s/ Michael W. Lamach	Chairman, Chief Executive Officer and Director
(Michael W. Lamach)	(Principal Executive Officer)
/s/ Susan K. Carter	Senior Vice President and Chief Financial Officer
(Susan K. Carter)	(Principal Financial Officer)
/s/ Richard J. Weller	Vice President and Controller
(Richard J. Weller)	(Principal Accounting Officer)
/s/ Ann C. Berzin
(Ann C. Berzin)	Director
/s/ John Bruton
(John Bruton)	Director
/s/ Jared L. Cohon
(Jared L. Cohon)	Director
/s/ Gary D. Forsee
(Gary D. Forsee)	Director
/s/ Edward E. Hagenlocker
(Edward E. Hagenlocker)	Director
/s/ Constance J. Horner
(Constance J. Horner)	Director
/s/ Theodore E. Martin
(Theodore E. Martin)	Director
/s/ John P. Surma
(John P. Surma)	Director
/s/ Richard J. Swift
(Richard J. Swift)	Director
/s/ Tony L. White
(Tony L. White)	Director

Pursuant to the requirements of the Securities Act of 1933, the trustee has (or other persons who administer the employee benefit plan have) duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piscataway, State of New Jersey, on the 31st day of December, 2014.

Ingersoll-Rand Individual Account Retirement Plan for Bargaining Unit Employees at the Buffalo, New York Plant
By:	Benefits Administration Committee, Plan Administrator
By:	/s/ Paul S. Longstreet
Name:	Paul S. Longstreet
Title:	Benefits Administration Committee

EXHIBIT INDEX

Exhibit No.	Document
4.1	Memorandum of Association of Ingersoll-Rand plc, an Irish public limited company (Filed as Exhibit 3.1 to Ingersoll-Rand plc's Form 8-K filed on July 1, 2009).
4.2	Amended and Restated Articles of Association of Ingersoll-Rand plc, an Irish public limited company (Filed as Exhibit 3.1 to Ingersoll-Rand plc's Form 8-K filed on June 10, 2013).
4.3	Certificate of Incorporation of Ingersoll-Rand plc, an Irish public limited company (Filed as Exhibit 3.3 to Ingersoll-Rand plc's Form 8-K filed on July 1, 2009).
4.4	Ingersoll-Rand Individual Account Retirement Plan for Bargaining Unit Employees at the Buffalo, New York Plant.
4.5	Amendment No. 1 to the Ingersoll-Rand Individual Account Retirement Plan for Bargaining Unit Employees at the Buffalo, New York Plant.
4.6	Amendment No. 2 to the Ingersoll-Rand Individual Account Retirement Plan for Bargaining Unit Employees at the Buffalo, New York Plant.
23.1	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (included as part of signature page).